EXHIBIT 10.7

                              WEINER'S STORES, INC.

                              EMPLOYMENT AGREEMENT
Draft: 2/23/95

         AGREEMENT made as of this 24th day of February, 1995 between Weiner's Stores, Inc., a Texas corporation (the "Company"), and Raymond J. Miller (the "Executive").
                                    RECITALS:

         The Company desires to assure itself of the services of the Executive on a full time basis for an extended period.

         The Executive desires to join and continue in the employ of the Company and is willing to enter into this Agreement to provide his services to the Company for such period and upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

         Section 1.  Employment.

         1.1 Position. Subject to the terms and conditions hereof, the Company agrees to employ the Executive, and the Executive agrees to accept employment by the Company, for the term of employment hereinafter agreed. The Executive shall serve as Chief Financial Officer of the Company. The Executive shall report to the new Chief Executive Officer at the time the new Chief Executive Officer joins Weiner's and shall perform such duties and services as are customarily performed by executives holding the aforesaid position. The Executive agrees to devote such efforts, skills and time during reasonable business hours to the performance of his duties hereunder as is customary with executive employees holding a position comparable to that of the Executive.

         1.2  Outside Services.

              (a) During the term of this Agreement, the Executive shall not, directly or indirectly, without the written consent of the Vice President - Operations, render any services to any person, firm or entity, or own manage, operate, control or participate in the management of any other person, firm or

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entity which is in competition with the business of the Company or its subsidiaries as such businesses are being conducted on the date the activities prohibited by this subparagraph are alleged to have occurred. The foregoing provision shall not, however, prohibit or prevent the Executive from acquiring or holding investments in securities on a national or regional securities exchange or sold in the over-the-counter public market, provided that the Executive is not part of any control group of such corporation or entity. So long as it does not interfere with his duties under this Agreement, the Executive shall have the right to serve as a director of any other corporation upon the written approval of a majority of the Board of Directors of the Company, which approval will not be unreasonably withheld.

              (b) Notwithstanding the provisions of subsection (a) of this
Section 1.2, from February 7, 1995 to and including March 20, 1995 (the "Consulting Period"), the Executive shall be permitted to provide financial, operational and other consulting services to Carlisle Retailers, Inc. ("Carlisle"), including reasonable travel to Carlisle's corporate offices in Ashtabula, Ohio upon not less than 24 hours prior notice to the Company. The Executive shall exert his best efforts to avoid material disruption to or in the rendering of his services to the Company by virtue of his rendering of consulting services to Carlisle during the Consulting Period.

         1.3 Location. The Executive's services during the term of this Agreement shall be performed primarily in Houston, Texas, and, without his prior consent, the Executive shall not be required to move his place of permanent employment out of Houston, Texas. The Executive may be required to travel from time to time within the continental United States in the course of his duties, but the Executive shall not be required to devote more than a reasonable amount of his working time during the term of this Agreement to performing his duties and responsibilities at locations outside of Houston, Texas.

         Section 2.        Term.

         The initial term of this Agreement shall be for the period beginning as of February 7, 1995 and ending on January 31, 1998 (the "Initial Term"). The parties hereto anticipate that, commencing six calendar months prior to the expiration of the Initial Term, such parties will attempt to negotiate an extension or renewal of this Agreement. Pending execution and delivery of such agreement, this Agreement shall continue in effect subsequent to expiration of the Initial Term but may be terminated by

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either party hereto as of the end of any calendar month after the end of the
Initial Term upon the giving of thirty (30) days' advance notice by such party to the other. If this Agreement is terminated after the expiration of the Initial Term without extension or renewal hereof, the Company agrees to pay to the Executive a lump-sum severance payment in cash of $43,750.

         Section 3.        Compensation.

         3.1 Base Salary. In consideration of the services and duties to be rendered and performed by the Executive, the Company will pay the Executive a fixed salary (the "Base Salary"), payable in accordance with the policies of the Company of general application to executive personnel. As of the date hereof, those policies provide for payment of salaries to executive personnel in arrears in equal biweekly installments at the end of each two week period. The amount of the Base Salary shall, unless otherwise increased by act of the Board of Directors, be determined as follows:

              (a) For the period from February 7, 1995 through January 31, 1996, the amount of the Base Salary shall be $162,500;

              (b) for the period from February 1, 1996 through January 31, 1997, the Base Salary shall be $175,000; and

              (c) for the period from February 1, 1997 through January 31, 1998, the Base Salary Shall be $175,000.

         3.2  Additional Benefits.

              (a) In addition to the compensation provided elsewhere in this Agreement, during the term hereof the Executive shall be enticed to participate in any pension plan, bonus plan, profit sharing plan, stock option, group insurance plan, medical plan, hospitalization plan or other employee benefit plan currently in effect or hereafter adopted by the Company (or any subsidiary of the Company, if applicable) which is applicable to employees or executive employees generally. The Company agrees that it will, to the extent reasonably practicable, cause the underwriter of risks under the Company's hospitalization and medical plan (including the Company to the extent applicable) to waive any limitations contained in such plan relating to participation therein by the Executive based on any waiting period or the absence of any preexisting health condition.

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              (b) During the term of this Agreement, the Executive shall be entitled to annual vacations of three weeks duration.

              (c) During the term of this Agreement, the Executive shall be entitled to reimbursement for all reasonable travel and other business expenses incurred in connection with his services to the Company. In addition, during the period from the date hereof through July 31, 1995, the Executive shall be entitled to reimbursement of actual costs of housing and car rental in Houston, Texas and for travel to his residence in Ashtabula, Ohio; provided, however, that such reimbursement shall not exceed $2,500 per calendar month. The Company shall reimburse the Executive for all reasonable moving, relocation and directly related expenses incurred by the Executive in establishing a residence in the Houston, Texas area.

         Section 4.        Termination.

         4.1 Rights of Termination. This Agreement may, on thirty (30) days' advance notice given by the terminating party, be terminated as of the end of such thirty (30) day period (the "Termination Date"):

              (a) During the period from the date hereof to June 30, 1995, by the Executive (an "Executive Rightful Termination");

              (b) During the period from the date hereof to June 30, 1995, by the Company without cause (as such term is hereinafter defined) (a "Company Rightful Termination"); or

              (c) At any time by the Company for cause.

         4.2  Effect of Termination. If this Agreement is terminated pursuant to
Section 4.1 herein and

              (a) such termination is an Executive Rightful Termination, then the Executive's compensation for which provision is made in Section 3 herein shall be continued until the Termination Date, the Executive shall, in addition, be paid the sum of $25,000 and, except for the provisions of Sections 4, 5, 10 and 11 (the "Surviving Sections") which shall remain in full force and effect, this Agreement shall terminate as of the Termination Date;

              (b) such termination is a Company Rightful Termination, then the Executive's compensation for which provision is made in Section 3 herein shall be continued until the Termination Date, the

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Executive shall, in addition, be paid the sum of $50,000 and, except for the
Surviving Sections which shall remain in full force and effect, this Agreement shall terminate as of the Termination Date; or

              (c) such termination is by the Company for cause, then the Executive's compensation for which provision is made in Section 3 herein shall be continued until the Termination Date and, except for the Surviving Sections which shall remain in full force and effect, this Agreement shall terminate as of the Termination Date.

         In the event of an Executive Rightful Termination or a Company Rightful Termination, except with respect to the Surviving Sections, neither the Company nor the Executive shall have any claim of whatever nature against the other based on the termination of this Agreement.

         If the Termination Date shall not coincide with the end of a calendar month, the Executive's compensation for that calendar month shall be prorated to the Termination Date.

         4.3 Procedure for Termination for Cause. Termination by the Company for "cause" shall only mean termination by action of the Board of Directors of the Company because of (i) serious willful misconduct or gross negligence by the Executive in respect to his obligations under this Agreement, including without limitation the Executive's willful refusal to perform his obligations under this Agreement (unless such refusal is based on the Executive's reasonable good faith belief that the requested service or act is unlawful), the commission by the Executive of a felony, the perpetration by the Executive of a civil or criminal fraud and the commission by the Executive of an act of commercial bribery, or
(ii) the inability of the Executive to perform his duties by reason of chronic alcoholism, drug abuse or other directly related conditions. Termination for "cause" shall be effected by written notice thereof delivered by the Company to the Executive, stating in detail the grounds therefor, and shall be effective thirty (30) days following the date of such notice; provided, however, that, if
(i) such termination is because of the Executive's willful refusal to perform any one or more of his obligations under this Agreement, (ii) such notice is the first notice of termination delivered by the Company to the Executive hereunder and (iii) within thirty (30) days following the date of such notice the Executive has used his best efforts to discharge such obligations, the termination shall not be effective. The Executive may, by written notice given to the Board of Directors of the Company within ten (10) days following

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receipt of the notice of termination, cause the manner of the termination of this Agreement by the Company to be reviewed by the Board of Directors of the Company prior to the Termination Date at a regular or special meeting of the Board of Directors. The Executive shall be entitled to be represented by counsel at such meeting, which shall be conducted according to a procedure deemed equitable by a majority of the directors. If at such meeting it shall be determined that there does not exist proper cause to terminate this Agreement, the Executive shall be reinstated or shall continue his employment, as the case may be, and all of the provisions of this Agreement shall continue in effect as if the notice of termination had not been given; the Executive shall be entitled to receive the compensation and all other benefits provided herein from the date the notice of termination became effective through the date of the Executive's reinstatement if the notice of termination became effective prior to the Executive's reinstatement by the Board of Directors.

         4.4  Other Termination Provisions.

              (a) If the Executive's employment is terminated by the Company prior to the expiration of the Initial Term other than pursuant to subsection
(b) or (c) of Section 4.1 and

                         (i) such termination occurs during the period from
July 1, 1995 through January 31, 1996, then, in lieu of any further payment of Base Salary or any other compensation for which provision is made in Section 3 herein, the Company shall pay the Executive the sum of $162,500 as liquidated damages; or

                        (ii) such termination occurs subsequent to January 31, 1996 and prior to the expiration of the Initial Term, then, in lieu of any further payment of Base Salary or any other compensation for which provision is made in Section 3 herein, the Company shall pay the Executive the sum of $175,000 as liquidated damages.

              (b) If the Executive's employment is terminated by the Executive prior to the expiration of the Initial Term other than pursuant to Section 4.1, then the Executive shall forfeit all rights to compensation under paragraph 3 hereof which arise after the Termination Date. Except for actions constituting cause (as defined in Section 4.3 herein) and the Surviving Sections, the Company shall have no claim of whatever nature against the Executive based upon such termination of this Agreement.

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              (c) If the Executive's employment is terminated by either the
Company or the Executive pursuant to the provisions of this Section 4.4, the date of notice of such termination given by the Company or the Executive shall be deemed the Termination Date hereunder and this Agreement shall terminate as of the Termination Date except for the Surviving Sections which shall remain in full force and effect.

         Section 5.        Confidentiality.

         The Executive agrees that he will not disclose or use, either during or subsequent to his employment hereunder, except in pursuance of the business of the Company and its subsidiaries and affiliates, any knowledge, information or data about or concerning the Company and its subsidiaries and affiliates which he may receive or develop during the course of his employment relating to improvements, inventions, discoveries, formulae, processes, trademarks, trade secrets, copyrights, literal ideas, creations and properties, accounting methods, information systems, business or financial plans or reports, customer lists or any other matters which are of a secret or confidential nature. Any and all materials in the possession or under the control of the Executive containing any such secret or confidential information shall be and remain the exclusive property of the Company and shall promptly be delivered to the Company by the Executive upon any termination or expiration of his employment hereunder. The Executive acknowledges that a remedy at law for any breach by him of any of the provisions of this paragraph 5 will be inadequate and the Executive hereby agrees that the Company shall be entitled to injunctive relief in that case.

         Section 6.        Notices.

         All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or 72 hours after being mailed by registered or certified mail as follows (or to such other or additional addresses as either party shall designate by notice in writing to the other in accordance herewith):

         If to the Company:         Weiner's Stores, Inc.
                                    6005 Westview Drive
                                    Houston, Texas 71055
                                    Attn: Mr. Andy I. Weiner
                                    Executive Vice President

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         If to the Executive:       Raymond J. Miller
                                    3919 Essex Lane, #244
                                    Houston, Texas 77027

         Section 7.        Amendments and Waivers.

         This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving a provision hereof. Failure of either party at any time or times to require performance of any provision hereof shall in no manner effect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, shall be deemed to be a further or continuing waiver of any such breach or a waiver of any other term or covenant herein.

         Section 8.        Complete Agreement.

         This Agreement is the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

         Section 9.        Assignability.

         This Agreement shall not be assignable, in whole or in part, by either party, except that this Agreement shall be binding upon, and the Company may assign this Agreement to, any subsidiary or affiliate of the Company or any person, firm or corporation with which the Company may be merged or consolidated or which may acquire all or substantially all of the assets of the Company.

         Section 10.       Legal Expenses.

         In the event of a dispute resulting in litigation in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the losing party.

         Section 11.       Arbitration.

         Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Houston, Texas in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

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         Section 12.       Reformation.

         If any court shall hold any provision of this Agreement unenforceable, it is the intent of the parties that this Agreement be reformed in order to comply with the requirements of law and be thereafter enforced to its fullest legal extent.

         Section 13.       Authority.

         The Company and the Executive represent and warrant each to the other that the execution, delivery and performance of this Agreement by such party have been authorized by any and all requisite action by or on behalf of such party and will not violate or cause a default under any contract, agreement or other instrument to which such party is a part or by which such party is bound.

         Section 14.       Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the application of conflicts of laws principles, and, subject to the provisions of
Section 11 herein, the parties hereto agree to submit to the jurisdiction of the courts of Texas in connection with any dispute arising out of this Agreement.


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              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WEINER'S STORES, INC.                       WEINER'S STORES, INC.


By:   /s/ Leon Weiner                                By: /s/ Andy I. Weiner
      Leon Weiner                                    Andy I. Weiner
      Chairman of The Board                          Vice President - Operations
      Executive Vice President

By:   /s/ Sol B. Weiner                              /s/ Raymond J. Miller
      Sol B. Weiner                                  RAYMOND J. MILLER
      President

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